UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

Remark Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

Six Concourse Parkway, Suite 1500, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 974-2722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2013, NASDAQ notified the Company that the Company has a cure period to add a third member of the Audit Committee until the earlier of the Company’s next annual stockholders’ meeting, or November 11, 2013.  The Company’s Board of Directors is identifying at least one additional candidate to serve as an independent director and to serve as a member of the Company’s Audit Committee.  The Company expects that it will be able to regain compliance with NASDAQ rules within the time allotted by NASDAQ.

As background, on November 15, 2012, the Company was informed by NASDAQ that it no longer complied with either the requirement that the Company’s Audit Committee have three independent members or the requirement that a majority of the Company’s Board of Directors be independent, as set forth in NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2). Such noncompliance resulted from the resignations of two members of the Company’s Board of Directors and the appointment of Kai-Shing Tao as Co-Chief Executive of the Company on October 15, 2012, as reported in a Current Report on Form 8-K filed by the Company on October 17, 2012.   Mr. Tao, a director of the Company since 2007, is no longer considered an independent director of the Company as a result of his appointment as Co-Chief Executive Officer of the Company and designation as principal executive officer and principal financial officer.  As a result, the Company was required to add at least two independent directors to its Board.

On May 14, 2013, the Company informed NASDAQ that Robert G. Goldstein had been appointed an independent director of the Company on that date.  On May 20, 2013, the Company filed a Current Report on Form 8-K disclosing Mr. Goldstein’s appointment to the Board of Directors and to the Audit Committee.

On May 21, 2013, the Company also received a letter from NASDAQ informing the Company that because its stockholders’ equity had fallen below a minimum of $2,500,000 and did not otherwise meet the alternatives of market value of listed securities or net income from continuing operations, the Company no longer complied with NASDAQ Listing Rule 5550(b) (1). Under NASDAQ Rules, the Company has 45 calendar days to submit a plan to regain compliance. If the Plan is accepted, NASDAQ can grant an extension of up to 180 calendar days from the date of the letter.  The Company intends to submit such a plan and take appropriate steps to regain compliance in the time it is allowed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Media, Inc.

Date: May 24, 2013	By:	/s/ Bradley T. Zimmer
	Name:	Bradley T. Zimmer
	Title:	Chief Operating Officer & General Counsel